Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-68604, 33-63773, 333-41336) all pertaining to the Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan of our report dated March 14, 2003, with respect to the consolidated financial statements and schedule of Harold's Stores, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 1, 2003.

/ s / Ernst and Young LLP

Ernst and Young LLP

Oklahoma City, Oklahoma

April 24, 2003